UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported): January 17, 2004

                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      1-14164                 95-3518892
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

                       401 North Wabash Avenue, Suite 740
                                Chicago, IL 60611
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (312) 321-2299
              (Registrant's telephone number, including area code)

               ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

The following information is being filed under "Item 5 - Other Events and Regulation FD Disclosure"

Reports on three matters are made in this filing:

      First, the Company announced on January 20, 2004 that it has formed a Corporate Review Committee of its Board of Directors to evaluate the implications of the letter sent to the Board on January 18, 2004 by Press Holdings International Limited stating its intended takeover of Hollinger Inc., the Company's parent corporation, and to review all appropriate actions and alternatives available to the Company. The members of the Corporate Review Committee are: Amb. Richard R. Burt, Dr. Henry A. Kissinger, Mr. Shmuel Meitar, Mr. Gordon A. Paris, Mr. Richard N. Perle, Mr. Graham W. Savage, Amb. Raymond G.H. Seitz and Gov. James R. Thompson.

      Second, the Company has amended Section 2.12(a) of its By-Laws. The amendment is filed as Exhibit 99.1 to this filing.

      Third, the Company announced on January 17, 2004 that Lord Conrad M. Black of Crossharbour has been removed as non-executive Chairman of the Board of Directors. The Company announced on January 20, 2004 that the Board of Directors has elected Gordon A. Paris as interim Chairman.

      For more information, please see the press release filed as Exhibit 99.2 to this filing.

                                ITEM 7. EXHIBITS.

(c)   The exhibits below are filed together with this filing on Form 8-K:

Exhibit 99.1   Amendment to By-Laws.
Exhibit 99.2   Press Release dated January 18, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HOLLINGER INTERNATIONAL INC.
                                                (Registrant)


Date: January 21, 2004                  By: /s/ Gordon A. Paris
                                        -----------------------

                                        Gordon A. Paris
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                    DESCRIPTION
                                  -----------

99.1                 Amendment to By-Laws.
99.2                 Press release dated January 18, 2004.